UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                    ________


                                 CURRENT REPORT
                                 ______________
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  MAY 29, 2008
                                  ____________
                Date of Report (Date of earliest event reported)


                            MAINLAND RESOURCES, INC.
                            ________________________
             (Exact name of registrant as specified in its charter)

           NEVADA                      000-52782                  90-0335743
           ______                      _________                  __________
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)

               17314 STATE HIGHWAY 249
                      SUITE 306
                   HOUSTON, TEXAS                              77064
                   _______________                             _____
      (Address of principal executive offices)               (Zip Code)


                                 (281) 469-5990
                                 ______________
               Registrant's telephone number, including area code


                                       n/a
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications pursuant to  Rule 425  under  the Securities Act (17
    CFR 230.425)
[ ] Soliciting  material pursuant to  Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 7.  REGULATION FD

ITEM 7.01   REGULATION FD DISCLOSURE.

In accordance with documentation filed with the NASDAQ Stock Market, Mainland Resources, Inc., a Nevada corporation (the "Company") effectuated a forward stock split (the "Forward Stock Split") of its shares of common stock as of open of market Wednesday, May 29, 2008. The ratio of the distribution for the Forward Stock Split is 1.5 for one share (5.1:1). Each shareholder of the Company holding one share of common stock will be entitled to receive an additional 1.5 shares of common stock of the Company. The shares of common stock of the Company to be issued to the shareholders will be mailed on approximately May 31, 2008 without any action on the part of the shareholders of the Company.
The total number of shares of common stock issued and outstanding pre-Forward Stock Split was 26,410,000. The total number of shares of common stock issued and outstanding post-Forward Stock Split will be 39,615,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C) SHELL COMPANY TRANSACTION.

Not applicable.

(D) EXHIBITS.

Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            MAINLAND RESOURCES, INC.


DATE:  MAY 30, 2008            /s/ MICHAEL J. NEWPORT
                            ________________________________________
                            NAME:  MICHAEL J. NEWPORT
                            TITLE: PRESIDENT/CHIEF EXECUTIVE OFFICER